SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      UNION NATIONAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/_/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
/_/ $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(1)(3).
/_/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                       --------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1999

                        --------------------------------


TO THE SHAREHOLDERS OF UNION NATIONAL FINANCIAL CORPORATION:


     UNION NATIONAL FINANCIAL CORPORATION (the "Corporation") hereby gives notice that the Annual Meeting of Shareholders will be held at 10:00 a.m., Eastern Standard Time, on Wednesday, April 28, 1999, at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, for the following purposes:

1. To elect 4 Class C Directors to serve for a three-year term and until their successors are properly elected and qualified;

2. To approve and adopt the Union National Financial Corporation 1999 Independent Directors Stock Option Plan; and

3. To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement.

     In accordance with the By-Laws of the Corporation and action by the Board of Directors, only those shareholders of record at the close of business on March 23, 1999, may vote at the Annual Meeting and any adjournment or postponement of the meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1998, is being mailed with this Notice. Copies of the Corporation's Annual Report for the 1998 fiscal year may be obtained at no cost by contacting Mark D. Gainer, President, Union National Financial Corporation, P. O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania 17552, telephone: (717) 653-1441.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed, postage-prepaid envelope so that your shares will be voted in accordance with your wishes, whether or not you personally attend the meeting. The prompt return of your signed proxy will also help to assure the presence of a quorum at the meeting and reduce the expense of additional proxy solicitation. Executing the proxy does not affect your right to vote in person if you attend the meeting and give written notice to the Secretary of the Corporation. If you are a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan, you will receive separate voting instructions with respect for your shares held in the Dividend Reinvestment and Stock Purchase Plan.

                                            By Order of the Board of Directors,


                                            Mark D. Gainer, President

March 30, 1999

                      UNION NATIONAL FINANCIAL CORPORATION

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                    SHAREHOLDERS TO BE HELD ON APRIL 28, 1999


                                     GENERAL

Introduction, Date, Time and Place of Annual Meeting

     UNION NATIONAL FINANCIAL CORPORATION (the "Corporation"), a Pennsylvania business corporation and registered bank holding company, is furnishing this Proxy Statement in connection with the solicitation of its Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation and any adjournment or postponement of the meeting. The Annual Meeting will be held on Wednesday, April 28, 1999, at 10:00 a.m., Eastern Standard Time, at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552.

     The principal executive office of the Corporation is located at Union National Community Bank (the "Bank"), formerly, The Union National Mount Joy Bank, 101 East Main Street, Mount Joy, Pennsylvania 17552. The Bank is the wholly-owned sole subsidiary of the Corporation. The telephone number for the Corporation is (717) 653-1441. All inquiries should be directed to Mark D. Gainer, President of the Corporation.

Solicitation and Voting of Proxies

     The Corporation is first sending this Proxy Statement and the enclosed form of proxy to shareholders of the Corporation on or about March 30, 1999.

         By properly filling out, signing and returning the accompanying form of proxy in the enclosed postage-prepaid envelope, a shareholder is appointing the proxy holders to vote his or her shares in accordance with the shareholder's directions on the proxy. Unless a proxy specifies to the contrary, the proxy holders will vote the shares represented by the proxy as follows:

     o    FOR the election of the 4 nominees for Class C Director named below;
          and

     o FOR the approval and adoption of the Union National Financial Corporation 1999 Independent Directors Stock Option Plan.

The execution and return of the enclosed proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person, after giving written notice to the Secretary of the Corporation of his or her intent to vote in person.

     If a shareholder is a participant in the Corporation's Dividend Reinvestment and Stock Purchase Plan (the "DRIP"), the enclosed proxy will not serve as a voting instruction card for the shares held in the DRIP. Instead, the Trust Department of the Bank, as the administrator of the DRIP, will send these participants separate voting instruction cards covering the shares held within the DRIP. A shareholder must sign and return these separate voting instruction cards, or the shares held in the DRIP will not be voted.

     The Corporation will pay for preparing, printing, mailing and soliciting proxies, and for any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting. In addition, certain directors, officers and employees of the Corporation may solicit proxies personally, by telephone, telegraph and telecopier. The Corporation will arrange with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons. Upon request, the Corporation will reimburse such persons for their reasonable forwarding expenses.

Revocability of Proxy

     A shareholder who executes and returns a proxy or a voting instruction card, if applicable, may revoke the proxy at any time before it is voted only:

     o By giving written notice of the revocation to Carl R. Hallgren, Secretary, Union National Financial Corporation, at P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania 17552;

     o By executing a later-dated proxy and giving written notice of this fact to the above-named Secretary of the Corporation; or

     o By giving written notice to the above-named Secretary of the Corporation that the shareholder intends to vote in person at the Annual Meeting.

Voting Securities, Record Date and Quorum

     At the close of business on March 23, 1999, the Corporation had issued and outstanding 2,401,246 shares of common stock, par value $.25 per share, the only authorized class of stock. As of March 23, 1999, the Corporation had 111,048 shares of Common Stock held in treasury as issued but not outstanding shares.

     Only holders of common stock on the Company's records as of the close of business on March 23, 1999, may vote at the Annual Meeting and are entitled to notice of the meeting. On all matters to come before the Annual Meeting, each share of common stock will entitle its holder to one vote. Cumulative voting rights do not exist in the election of directors.

Quorum

     Pennsylvania law requires the presence of a quorum prior to the transaction of business at the Annual Meeting. Section 3.1 of the By-laws of the Corporation provide that the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum. Broker non-votes and votes for which the broker withholds authority will not be counted in determining the presence of a quorum. Those shareholders present, in person or by proxy, may adjourn the meeting to another time and place if a quorum is lacking.

Votes Required for Approval

     Assuming the presence of a quorum, the 4 nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee. Abstentions and broker non-votes do not count either for or against such election.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders, in person or by proxy, who are entitled to vote at the Annual Meeting will be sufficient to approve and adopt the Union National Financial Corporation 1999 Independent Directors Stock Option Plan. Abstentions and broker non-votes do not count as votes cast in calculating the required majority.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

     The following table sets forth, as of March 23, 1999, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than 5 percent of the Corporation's outstanding common stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding common stock so owned.


                                   Amount and Nature of             Percent of Outstanding Common
Name and Address                   Beneficial Ownership (1)         Stock Beneficially Owned
----------------                   ------------------------         -----------------------------
Donegal Securities Service         125,101 (2)                      5.17%
101 East Main Street
Mount Joy, PA 17552

----------
(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 1999. However, options granted on December 10, 1998, under the 1997 Stock Incentive Plan, which become exercisable after June 10, 1999, are also included. Beneficial ownership may be disclaimed as to certain of the securities.

(2) 125,101 shares of common stock beneficially owned by the Bank are held by Donegal Securities Service in its fiduciary capacity for the Bank's Trust Department. The Bank's Trust Department has sole power to vote or to direct the vote of 27,997 shares of the Corporation; has sole power to dispose or to direct the disposition of 27,997 shares of the Corporation; has shared power to vote or to direct the vote of 97,104 shares of the Corporation; and has shared power to dispose of or to direct the disposition of 97,104 shares of the Corporation. The Bank's Trust Department intends to cast all shares under its control FOR the election of the nominees for director named below and FOR the approval and adoption of the Union National Financial Corporation 1999 Independent Directors Stock Option Plan.

Beneficial Ownership by Officers, Directors and Nominees

     The following table sets forth, as of March 23, 1999, the amount and percentage of the common stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation and of the Bank as a group. This information is provided by the reporting individuals and the Corporation. Unless otherwise noted in a footnote, all shares are individually held.


                                                                                  Percent of
     Name of Individual or               Amount and Nature of              Outstanding Common Stock
       Identity of Group              Beneficial Ownership (1)(2)           Beneficially Owned (3)
     ---------------------            ---------------------------          ------------------------
Current Class C Directors
(to serve until 1999) and
Nominees for Class C Director
(to serve until 2001)
---------------------
William E. Eby (6)                              16,380 (4)                             --%
William D. Linkous                               2,100                                 --%
Benjamin W. Piersol, Jr.                         1,378                                 --%
Donald H. Wolgemuth                             45,129 (5)                           1.87%

Class A Directors
(to serve until 2000)
---------------------
Franklin R. Eichler                             28,722                               1.19%
E. Ralph Garber                                 15,225                                 --%
Mark D. Gainer (6)                               8,082 (7)                             --%

Class B Directors
(to serve until 2001)
---------------------
Daniel C. Gohn                                  14,188 (8)                             --%
Carl R. Hallgren                                16,714 (9)                             --%
David G. Heisey                                 29,302 (10)                          1.21%
Daniel H. Raffensperger                          8,856 (11)                            --%
All Officers, Directors and
Nominees as a Group (18 persons)               210,650 (12)                          8.71%

----------
 (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 23, 1999. However, options granted on December 10, 1998, under the 1997 Stock Incentive Plan, which become exercisable after June 10, 1999, are also included. Beneficial ownership may be disclaimed as to certain of the securities.

 (2) Rounded to the nearest whole share.

 (3) Less than 1%, unless otherwise indicated. Percentages assume that all options exercisable by June 10, 1999, are outstanding. Therefore, on a pro forma basis, 2,418,076 shares would be outstanding.

 (4) Includes 13,800 shares held jointly with Mr. Eby's spouse and options to purchase 1,050 shares.

 (5) Includes 1,680 shares held individually by Mr. Wolgemuth's spouse.

 (6) Mr. Eby was President/CEO of the Corporation during the entire 1998 fiscal year. Mr. Gainer is President/CEO of the corporation as of January 1999.

 (7) Includes 420 shares held individually by his spouse and options to purchase 5,945 shares.

 (8) Includes 2,218 shares held individually by Mr. Gohn's spouse.

 (9) Includes 2,580 shares held by Mr. Hallgren's daughter.

(10) Includes 18,601 shares held individually by Mr. Heisey's spouse. Mr. Heisey disclaims beneficial ownership as to the shares of common stock held by his spouse. The inclusion of these shares in Mr. Heisey's beneficial ownership is not an admission that he is the beneficial owner of such securities.

(11) Includes 3,268 shares held in a 401(k) plan for Mr. Raffensperger.

(12) Includes options to purchase 16,830 shares.

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Corporation's business be managed by its Board of Directors. Section 10.2 of the By-Laws provides that the whole Board of Directors will have not less than seven nor more than twenty-five members. The By-Laws further provide that the Board of Directors be classified into three classes. Each class is elected for a term of three years. The terms of the separate classes expire in successive years. Within these limits, the Board of Directors has authority to fix the number of directors and their classifications. The Board of Directors has fixed the number of Board members at eleven, with three directors in Class A, four directors in Class B, and four directors in Class C. Section 11.1 of the By-Laws provides that a majority of the remaining members of the Board of Directors, will select and appoint directors to fill vacancies, even if the number of remaining members is less than a quorum. Each person who is appointed in this matter will serve as director until the expiration of the term of office of the class of directors to which he or she is appointed. No person over 70 may serve as a director. The By-Laws also require each director to own shares of common stock of the Corporation having a total fair market value of at least $30,000.

     In accordance with Section 10.3 of the By-Laws, at the 1999 Annual Meeting of Shareholders, 4 Class C Directors shall be elected to serve for a three-year term and until their successors are elected and qualified.

     The Board of Directors of the corporation has nominated the current Class C Directors to serve as Class C Directors for the next three-year term of office. The nominees for re-election this year are as follows:

     o    William E. Eby, director of the Corporation since 1986;

     o    William D. Linkous, director of the Corporation since 1995;

     o    Benjamin W. Piersol, Jr., director of the Corporation since 1996; and

     o    Donald H. Wolgemuth, director of the Corporation since 1986.

Each nominee has consented to serve a three-year term of office and until his successor is elected and qualified. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the four Class C nominees named above. If any nominee should become unavailable for any reason, the proxy holders will vote the proxies in favor of a substitute nominee selected by the Board of Directors.

     The Articles of Incorporation for the Corporation prohibit cumulative voting in the election of directors. Each share of common stock held on the record date entitles its owner to cast one vote for each nominee. For example, if a shareholder owns 10 shares of common stock, he or she may cast up to 10 votes for each nominee.

                    INFORMATION AS TO NOMINEES AND DIRECTORS

     The following table contains certain information with respect to the nominees for Class C Director, who are the same individuals as the current Class C Directors, and the current Class A and Class B Directors of the Corporation:


                                       Age as of       Principal Occupation for Past Five
                                       March 23,     Years, Other Directorships and Position      Director Since
           Name                          1999                Held with Corporation               Corporation/Bank
           ----                        ---------     ---------------------------------------     -----------------
Current Class C Directors
(to serve until 1999) and
 Nominees For Class C Director
(to serve until 2002)
---------------------
Donald H. Wolgemuth                       63         Partner, Donegal Producers (farmland            1986/1967
(14)                                                 rentals and land development);
                                                     President, Orchard View Farms, Inc.
                                                     (prior to 1997); Treasurer, Hill-n-Dale
                                                     Farm; and Chairman of the Board of the
                                                     Corporation since 1986 and of the Bank
                                                     since 1979.

William E. Eby                            62         President/Chief Executive Officer of the        1986/1985
(1)(2)(3)(5)(9)(12)(13)                              Corporation, 1986-1998, and of the Bank,
                                                     1984-1998; retired since January 1,
                                                     1999.

William D. Linkous                        67         Chairman and President, C.A. Herr, Inc.         1995/1995
(3)(7)(9)                                            (retail hardware sales).

Benjamin W. Piersol, Jr.                  46         Vice President and Co-owner Sloans              1996/1996
(4)(7)(8)(9)                                         Pharmacy, Inc. (retail pharmacy).

Class A Directors
(to serve until 2000)
---------------------
Franklin R. Eichler                       66         President and Director of the following         1986/1983
(1)(4)(5)(7)(8)(12)                                  companies: The Sico Company
                                                     (distributor of petroleum products);
                                                     Rollman Supply Company; First Mount Joy
                                                     Corporation (holding company for The
                                                     Sico Company); and First Florin
                                                     Corporation; Director and Treasurer,
                                                     Sico Foundation; Vice Chairman of the
                                                     Corporation since 1992; Vice Chairman
                                                     of the Bank since 1997.

E. Ralph Garber                           69         Owner, Garber Enterprises                       1986/1979
(1)(2)(3)(13)                                        (business investment group).

Mark D. Gainer                            44         President and Chief Executive Officer           1996/1996
(1)(2)(3)(5)(9)(10)(12)(13)                          of the Corporation and the Bank since
                                                     January 1, 1999; Vice President of the
                                                     Corporation, 1986-1998; Sr. Vice
                                                     President of the Bank, 1982-1998; and
                                                     Chief Operating Officer of the Bank,
                                                     1997-1998.

Class B Directors
(to serve until 2001)
---------------------
Carl R. Hallgren                          61         Attorney-at-Law and Treasurer,                  1986/1971
(1)(3)(6)(8)(9)(11)(13)                              Morgan, Hallgren, Crosswell & Kane,
                                                     P.C. (law firm); Director, Vice
                                                     President and Secretary of Conestoga
                                                     Financial Corporation and of Conestoga
                                                     Title Insurance Co.; Director and
                                                     Treasurer, Seven Hundred North Duke
                                                     Abstract, Inc.; Secretary of the
                                                     Corporation since 1986; Solicitor to
                                                     the Bank since 1979.

David G. Heisey                           65         President, David G. Heisey, Inc.                1986/1977
(2)(4)(7)                                            (building contractor); President, Timber
                                                     Villa, Inc. (retirement community and
                                                     development)

Daniel C. Gohn                            67         Chairman and former President, D.C.             1992/1992
(2)(6)(13)                                           Gohn Associates, Inc. (engineering firm)

Daniel H. Raffensperger                   64         Chairman and President, The Continental         1992/1992
(4)(6)(12)(13)                                       Press, Inc. (publishing, printing company).

----------

 (1) Member of the Bank's Nominating Committee. This committee's function is to nominate all committee members and officers of the Bank. This committee met 1 time in 1998. Mr. Mark D. Gainer is Chairman of this Committee.

 (2) Member of the Bank's Property and Building Committee. This committee's function is to review Bank facilities for needed maintenance and to advise the Board as to any construction projects for the Bank and its facilities. This committee met 2 times in 1998. Mr. David G. Heisey is Chairman of this committee.

 (3) Member of the Bank's Asset/Liability Management Investment Committee. The functions of this committee are to make recommendations to the Board of Directors concerning the investment of bank funds, to monitor asset/liability management policies, to manage earnings, liquidity and interest rate risk, and to advise the Board of Directors concerning trends and related risks. This committee met 5 times in 1998. Mr. Clement M. Hoober is Chairman of this committee.

 (4) Member of the Bank's Human Resources Committee. The Human Resources Committee's function is to make recommendations to the Board of Directors concerning the salaries and other benefits of directors, officers and employees of the Bank. In addition, since the Stock Incentive Plan Committee was rolled into the Human Resources Committee starting in 1998, The Human Resources Committee administers the Corporation's stock incentive plans. The Human Resources Committee met 8 times in 1998. Mr. Franklin R. Eichler is Chairman of this committee.

 (5) Member of the Bank's Loan Committee. The function of the Loan Committee is to advise and make recommendations to the officers and directors of the Bank concerning the loan functions of the Bank. The Loan Committee met 52 times in 1998. Members of this committee do not receive additional compensation for serving on this committee. Mr. William E. Eby is Chairman of this committee.

 (6) Member of the Bank's Trust Investment Committee. The Trust Investment Committee's function is to advise and make recommendations to the Board of Directors concerning the investment and disposition of all funds held in a fiduciary capacity by the Bank's Trust Department. This committee met 5 times in 1998. Mr. Charles R. Starr is Chairman of this committee.

 (7) Member of the Bank's Audit Committee. The Bank's Audit Committee's function is to make recommendations to the Board of Directors concerning the audit of the entire Bank's operations. The Audit Committee met 6 times in 1998. Mr. David G. Heisey is Chairman of this committee.

 (8) Member of the Bank's Employees Profit-Sharing Retirement Trust - Administrative Committee. The function of the Bank's Employees Profit-Sharing Retirement Trust - Administrative Committee is to make decisions on the disposition of funds as requested by participants in the plan who have terminated their employment. This committee met 1 time in 1998. Mr. Benjamin W. Piersol, Jr. is Chairman of this committee.

 (9) Member of the Corporation's Strategic Planning Committee. This committee's function is to review, analyze and present recommendations to the Board of Directors regarding the Corporation's and Bank's Strategic Plan. This committee met 4 times in 1998. Mr. Mark D. Gainer is Chairman of this committee.

(10) Member of the Corporation's Contingency Planning Committee. This committee is responsible for developing contingency plans for operating the Bank in the case of disaster. This committee did not meet in 1998. Mr. Amos F. Lichty is Chairman of this committee.

(11) Member of the Bank's Compliance Committee. This committee's responsibilities include monitoring procedures and documents for compliance with government regulations, evaluating regulatory changes, and monitoring the compliance functions in anticipation of Federal Examiners. The Compliance Committee met 5 times in 1998. Mr. Michael L. Maurer is Chairman of this committee.

(12) Member of the Bank's EDP Committee. The function of this committee is to monitor the EDP (electronic data processing) systems in the Bank's operations and procedures and make recommendations for system enhancements to the Board of Directors. This committee met 1 time in 1998. Mr. Clement Hoober is Chairman of this committee.

(13) Member of the Bank's Trust Committee. This committee provides general supervision over all trust accounts held in the Bank's Trust Department and reviews all new and closed trust accounts. This committee met 12 times in 1998. Mr. Donald H. Wolgemuth is Chairman of this committee.

(14) As Chairman of the Board of Directors, Mr. Wolgemuth is authorized to attend each committee meeting.

     During 1998, the Board of Directors of the Bank held 28 meetings and the Board of Directors of the Corporation held 12 meetings. Each of the directors attended at least 75 percent of the combined total number of meetings of the Corporation's and Bank's Boards of Directors and of the committees of which he is a member.

     The Corporation does not have a nominating committee. The entire Board Directors selects nominees for directors' positions. A shareholder who desires to nominate an individual for director should submit a proposal in writing to the Secretary of the Corporation, in accordance with Section 10.1 of the Corporation's By-Laws, not less than 60 days prior to the date of any meeting of shareholders called for the election of directors. The nominating shareholder must include in the proposal certain information listed in Section 10.1 of the By-laws, as follows:

     o    the name and address of each proposed nominee;

     o    the age of each proposed nominee;

     o    the principal occupation of each proposed nominee;

     o the number of shares of the Corporation owned by each proposed nominee;

     o the total number of shares that to the knowledge of the notifying shareholder will be voted for each proposed nominee;

     o    the name and residence address of the notifying shareholder; and

     o the number of shares of the Corporation owned by the notifying shareholder.

                             EXECUTIVE COMPENSATION

     Shown below is information concerning the annual compensation for all services to the Corporation and the Bank for the 1998, 1997 and 1996 fiscal years of the chief executive officer and the other four most highly compensated executive officers of the Corporation and the Bank, excluding those persons whose total annual salary and bonus did not exceed $100,000 for the 1998 fiscal year:

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation                              Long-Term Compensation
                                  ---------------------------                    ---------------------------------
                                                                                   Awards                  Payouts
                                                                                 ----------                -------
         (a)             (b)         (c)           (d)               (e)           (f)          (g)         (h)          (i)
                                                                                             Securities
                                                                    Other       Restricted   Underlying               All other
                                                                    Annual        Stock       Options/      LTIP       Compen-
 Name and Principal                 Salary        Bonus          Compensation    Award(s)       SARs       Payouts      sation
      Position          Year         ($)           ($)                $            ($)          (#)          ($)         ($)
 ------------------     ----      ----------   --------------    ------------   ----------   -----------   -------    ---------
William E. Eby,         1998      124,932.48   101,100.68 (1)    2,332.00 (2)       --           --          --        8,457.80
  President and CEO     1997      122,557.60           --              --           --        1,050 (3)      --       19,426.25
  of the Corporation    1996      115,938.32           --              --           --           --          --       17,678.67
  and the Bank                                                                                                             (4)(5)

Mark D. Gainer,         1998      105,617.20       914.37 (6)          --           --        5,000 (7)                5,669.28
  Vice President of     1997       95,770.91           --              --           --          945 (3)               15,202.38
  the Corporation,      1996       87,764.50           --              --           --           --                   13,711.06
  Senior Vice President                                                                                                    (8)(9)
  and COO of the Bank

----------

(1) Includes regular employee bonus of $1,100.68 and discretionary bonus of $100,000.00

(2)  Retirement gift.

(3) Options granted on January 31, 1997, under the 1988 Stock Incentive Plan became exercisable on August 1, 1997, and will expire on January 31, 2007. The exercise price is $23.27.

(4) Includes life insurance premiums amounting to $121.80 for each of 1998, 1997 and 1996 (premium cost of $50,000 term life insurance). Also includes premiums for long-term disability insurance amounting to $336.00 in 1998 and $327.72 in both 1997 and 1996.

(5) Includes contributions to the Employee Profit Sharing Retirement Trust Fund of $8,000.00, $18,976.73 and $17,229.15 for 1998, 1997 and 1996,
     respectively.

(6)  Regular employee bonus.

(7) Option granted on December 10, 1998, under the 1997 Stock Incentive Plan, will become exercisable at an exercise price of $19.75 after June 10, 1999, and will expire on December 10, 2008.

(8) Includes life insurance premiums amounting to $121.80 for each of 1998, 1997 and 1996 (premium cost of $50,000 term life insurance). Also includes premiums for long-term disability insurance amounting to $266.40 in 1998, $266.68 in 1997 and $256.84 in 1996.

(9) Includes contributions to the Employee Profit Sharing Retirement Trust Fund of $5,281.08, $14,813.90 and $13,332.42 for 1998, 1997 and 1996,
     respectively.

Grants Options and Stock Appreciation Rights in Fiscal Year 1998


     The following table sets forth certain information for any stock options which the Corporation granted the executives named in the "Summary Compensation Table" during 1998:


                      OPTION/SAR GRANTS IN FISCAL YEAR 1998
                                INDIVIDUAL GRANTS

--------------------------------------------------------------------------------


                                                                                                      Potential Realizable Value at
                                                                                                      Assumed Annual Rates of Stock
                                                                                                          Price Appreciation for
                                   Individual Grants                                                          Option Term
                      -------------------------------------------                                     -----------------------------
                                              % of Total Options/
                      Number of Securities      SARs Granted to         Exercise or
                       Underlying Options/        Employees in           Base Price     Expiration
        Name            SARs Granted (#)        Fiscal Year (1)            ($/Sh)          Date           5%($)          10%($)
        ----          --------------------    -------------------       -----------     ----------        -----          ------
        (a)                    (b)                    (c)                   (d)            (e)             (f)            (g)
Mark D. Gainer,
  Vice President of
  the Corporation,
  Senior Vice President
  and COO of the Bank        5,000 (2)               18.33%                 19.75         12/10/08      54,443.66      134,097.33

----------
(1)  Net of forfeitures.

(2) Option was granted on December 10, 1998, under the 1997 Stock Incentive Plan, and shall become exercisable after June 10, 1999.


Pension Plan

     The Corporation does not have a retirement or pension plan. The Bank, however, has a non-contributory Employee Profit Sharing Retirement Trust Fund covering substantially all employees. An employee is eligible to participate in the plan on the first day of the month following a year of employment in which he or she has 1,000 "hours of service". A participant must accumulate 1,000 "hours of service" during the plan year and be employed on the last day of the plan year to receive an employer contribution. Normal retirement age is 65 although the plan provides for early and postponed retirement. A participant's interest in the plan vests in 20 percent increments over a 5 year period.

     The Bank makes all the payments under the plan. A separate account is maintained within the plan for each participant. A participant's retirement benefit is based on his or her accumulated vested account balance and is distributed to the participant upon retirement to purchase an annuity, as a one lump sum payment, or in equal periodic payments over the participant's life expectancy. The Bank contributed $121,885.37, $374,282.73 and $330,720.26 to the plan during 1998, 1997 and 1996, respectively. The pension expenses for administration of the plan were approximately $800 for 1998, $725 for 1997 and $725 for 1996. The accumulated plan benefits and plan net assets as of December 31, 1998, the date of the latest actuarial report, are presented below. Mr. Eby has 38 years of credited service under the plan, and Mr. Gainer has 22 years of credited service.

Actuarial present value of accumulated plan benefits:


                                               December 31, 1998
                                               -----------------
         Vested                                  $7,987,651.40
         Non-Vested                                  49,827.60
                                                 -------------
         Net Assets Available for Benefits       $8,037,479.00


Compensation of Directors

     Each outside director of the Bank received, in 1998, $301 for each Board Meeting, $138 for each committee meeting attended, and a $4,000 annual retainer. Donald H. Wolgemuth, Chairman of the Boards of Directors of the Corporation and the Bank, and Franklin R. Eichler, Vice Chairman of the Corporation and the Bank, received fees of $7,620 and $3,810, respectively, or a total of $11,430, for their services in 1998 as Chairman and Vice Chairman. The Boards of Directors of the Bank and of the Corporation received a total of $134,473.30 for all Board of Directors' meetings and committees meetings attended in 1998, including all fees and retainers paid to such persons in their capacity as directors.

     Directors received no remuneration for attendance at meetings of the Board of Directors of the Corporation.

Employment Contracts

     On December 12, 1996, the Corporation, the Bank and William E. Eby, President and Chief Executive Officer of the Corporation from 1986 through 1998 and of the Bank from 1984 through 1998, entered into an employment agreement. The agreement defined Mr. Eby's position, duties, compensation and benefits. The agreement contained, among other things, a non-competition provision and a confidentiality provision. The employment agreement had a term of 3 years, which term renewed automatically for an additional twelve months at the end of each calendar year, upon written notification of renewal by the Corporation to Mr. Eby. On January 1, 1998, by mutual agreement of the parties, the term of this agreement was amended to accommodate Mr. Eby's desire to retire and expired on December 31, 1998.

     The agreement provided that Mr. Eby serve as the President and Chief Executive Officer of the Corporation and of the Bank and as a member of the Boards of Directors of the Corporation and the Bank. Under the terms of the agreement, Mr. Eby was entitled to an annual base salary of $115,938 per year which could be increased in subsequent years as the Boards of Directors deemed appropriate. In 1998, Mr. Eby was entitled to an annual salary of $124,932.48. In addition, the Boards of Directors of the Corporation and the Bank could provide for payment of a periodic bonus to Mr. Eby. Mr. Eby was not entitled to receive director's fees or other compensation for serving on the Corporation's or the Bank's Boards of Directors or its committees. Mr. Eby was entitled to receive the customary employee benefits made available to employees of the Bank.

     Because Mr. Eby's employment did not end due to death or disability, by action of the Corporation, by action of Mr. Eby for good reason, or following a change in control, various provisions in the agreement for certain payments to Mr. Eby upon the occurrence of such termination were not applicable to Mr. Eby.

     On January 1, 1999, the Corporation, the Bank and Mr. Mark D. Gainer entered into an employment agreement. The agreement provides that Mr. Gainer serve as President and Chief Executive Officer of the Corporation and the Bank starting January 1, 1999, and defines Mr. Gainer's position, duties, compensation and benefits. The employment agreement has a term of 5 years, which term renews automatically for two additional successive five-year terms unless the Corporation gives written notice of nonrenewal at least 180 days prior to the expiration of any such five-year term. The agreement also contains non-competition and confidentiality provisions.

     Mr. Gainer's annual base salary under the agreement is $132,017.60, subject to increase by the Corporation or the Bank. In addition, the Corporation or the Bank may periodically pay a bonus to Mr. Gainer. Mr. Gainer is also entitled to receive customary employee benefits made available to employees of the Bank.

     The agreement also provides for the following benefits to Mr. Gainer upon termination of employment:

     o If Mr. Gainer terminates his employment for good reason, as defined in the agreement, then he is entitled to the greater of (1) the remaining balance of his compensation due for the remainder of the term of employment, or (2) 2.99 times the sum of his highest annual base salary under the agreement and the average of his annual bonuses for the last 3 calendar years. The total amount will be payable in 36 equal monthly installments. In addition, for a period of 3 years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits, including life and health insurance. Also, with certain conditions and restrictions, he will receive additional retirement benefits the same as had his employment continued through the remaining employment term.

     o If Mr. Gainer's employment is terminated due to disability, he will be entitled to a benefit consisting of 70 percent of the following amount: his highest annual base salary under the agreement together with the average of his annual bonuses for the last 3 calendar years. Amounts payable under any disability plan of the Corporation or the Bank shall be subtracted from the amount due. He shall also continue to receive his regular employee benefits. These disability benefits shall cease upon Mr. Gainer's return to employment, his death or his turning 65.

     o If the Corporation or Bank terminates Mr. Gainer's employment without cause and absent a change in control of the Corporation, Mr. Gainer will receive an amount equal to 2.99 times the sum of the following amounts: his highest annual base salary under the agreement together with the average of his annual bonuses for the last 3 calendar years. The amount will be payable in 36 equal monthly installments. In addition, for a period of 3 years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits. Also, with certain conditions and restrictions, he will receive additional retirement benefits the same as had his employment continued through the remaining employment term.

     o If Mr. Gainer's employment is terminated as the result of a change in control of the Corporation, he will be entitled to receive a lump sum of 2.99 times the following amount: his highest annual base salary under the agreement together with the average of his annual bonuses for the last 3 calendar years. In addition, for a period of 3 years, or until Mr. Gainer secures similar benefits through other employment, he will continue to receive his prior regular benefits, including life and health insurance. Also, with certain conditions and restrictions, he will receive additional retirement benefits the same as had his employment continued through the remaining employment term.

     o If the Corporation or Bank terminates Mr. Gainer's employment for cause, as defined in the agreement, all of his rights under the agreement will cease.

Compensation Committee Report on Executive Compensation

     The Board of Directors of the Corporation is responsible for the governance of the Corporation and its subsidiary, the Bank. In fulfilling its fiduciary duties, the Board of Directors acts in the best interests of the Corporation's shareholders, customers and the communities served by the Corporation and the Bank. To accomplish the strategic goals and objectives of the Corporation, the Board of Directors engages competent persons who undertake to reach these objectives with integrity and in a cost-effective manner. The compensation of these individuals is part of the Board of Directors' fulfilment of its duties to accomplish the Corporation's strategic mission. The Bank provides compensation to the employees of the Corporation and the Bank.

     The fundamental philosophy of the Corporation's and the Bank's compensation program is to offer competitive compensation opportunities for all employees based on the individual's contribution and personal performance. The Human Resources Committee, comprised of the 4 outside directors, listed below, fulfills the function of a Compensation Committee and administers the compensation program. The objectives of the Committee are to establish a fair compensation policy to govern executive officers' base salaries and incentive plans to attract and motivate competent, dedicated, and ambitious managers whose efforts will enhance the products and services of the Corporation. Management believes that this policy will improve profitability, increase dividends to the Corporation's shareholders and increase the appreciation in the market value of shares.

     Subject to the Board's approval, the Human Resources Committee determines the compensation for all officers of the Corporation and the Bank, including the chief executive officer and senior vice president. The Board of Directors annually reviews the recommendations of the Human Resources Committee on compensation of the Corporation's and Bank's top executives. During 1998, the Board approved all such recommendations. As a guideline for review in determining base salaries, the committee uses information composed of outside, independent compensation surveys. Various peer groups are provided for a comparison basis. The peer groups include banks ranging from $200 million to $300 million in assets, and a regional peer group that includes south central Pennsylvania banks. These peer groups are different than the peer group used for the "Shareholder Return Performance Graph" which appears below. The peer group on the performance chart includes bank holding companies and banks listed on NASDAQ which may not be located in Pennsylvania. The committee refers to Pennsylvania peer group banks because of common industry issues and competition for the same executive talent group.

Chief Executive Officer Compensation

     The Board of Directors determined that the Chief Executive Officer's 1998 base salary of $124,932.48 (an increase of approximately 1.9 percent over 1997) was appropriate based on the committee's subjective determination, after review of all information deemed relevant, including the Corporation's and Bank's financial performance. In addition, Mr. Eby received a regular employee bonus of $1,100.68 and a discretionary bonus of $100,000.00 for his distinguished service as President of the Corporation since 1986 and of the Bank since 1984. The Board determined that the bonus was appropriate in light of the Bank's performance accomplishments during Mr. Eby's service as President and Chief Executive Officer. For example, over the past 10 years, the Bank enjoyed a 122 percent increase in net income and a 138 percent increase in assets. There was, however, no direct correlation between the bonus and these criteria, nor was any specific weight given to an individual criterium. The Board also gave Mr. Eby $2,332.00 as a retirement gift.

Executive Officers

     In 1998, the Board of Directors increased the total compensation of the Corporation's and the Bank's executive officers by approximately 4.3 percent over 1997 compensation, which percentage excludes officers who were not regular full-time employees and officers who were not employed by the Bank prior to 1998. Compensation increases were determined by the Human Resources Committee based on its subjective analysis of the individual's contribution to the Corporation's strategic goals and objectives and, in some cases, on changes in the individual's position and duties. In determining whether strategic goals have been achieved, the Board of Directors considers, among numerous factors, the following: the Corporation's performance as measured by earnings, revenues, return on assets, return on equity, market share, total assets and non-performing loans. Although the performance and increases in compensation were measured in light of these factors, there is no direct correlation between any specific criterion and the employees' compensation, nor is there any specific weight provided to any such criteria in the committee's analysis. The determination by the committee is subjective after review of all information, including the above, it deems relevant.

     In addition to base salary, executive officers of the Corporation and the Bank could participate in the Corporation's 1997 Stock Incentive Plan and in its 1988 Stock Incentive Plan, which expired during 1998. In addition, the Board of Directors approved the 1999 Independent Directors Stock Option Plan on January 28, 1999, subject to shareholder approval at the 1999 Annual Meeting. This plan is described fully under "Proposal No. 2: Approval and Adoption of Union National Financial Corporation 1999 Independent Directors Stock Option Plan."

     The plans' purpose is to advance the development, growth and financial condition of the Corporation. The Human Resources Committee of the Board of Directors governs awards of options to purchase the Corporation's common stock or similar incentives made under such plans. (Prior to 1998, the Stock Incentive Committee governed awards under the plans.) On December 10, 1998, the Human Resources Committee approved the grant of 12,000 options under the 1997 plan. The 1988 plan expired in 1998.

     Total compensation opportunities available to the employees of the Bank are influenced by general labor market conditions, the specific responsibilities of the individual, and the individual's contributions to the Bank's success. Individuals are reviewed annually on a calendar year basis. The Bank strives to offer compensation that is competitive with that offered by employers of comparable size in the banking industry. Through these compensation policies, the

Corporation strives to meet its strategic goals and objectives to its constituencies and to provide compensation that is fair and meaningful to its employees.

Human Resources Committee Interlocks and Insider Participation

     The Human Resources Committee makes recommendations to the Board of Directors concerning the compensation of employees. The membership of this committee includes only outside directors.

                            Human Resources Committee

           Franklin R. Eichler                 David G. Heisey
           Benjamin W. Piersol, Jr.            Daniel H. Raffensperger

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The line graph below provides an indicator of cumulative total shareholder return on the Corporation's common stock as compared with the S&P 500 Stock Index and the Peer Group Index for the period of five fiscal years commencing January 1, 1994, and ending December 31, 1998. The shareholder return shown on the graph below is not necessarily indicative of future performance.

               Comparison of Five Year Cumulative Total Return (1)


                                   [GRAPHIC]

[The following is a description of the Performance Graph in a tabular format:]


                                 1993          1994           1995           1996              1997             1998
                               -------       -------        -------        -------           -------          -------
Peer Group Total               1200.00       1377.88        1599.93        1796.99           2527.27          2923.99
Peer Group Index                100.00        114.82         133.33         149.75            210.61           243.67
Union National
  Financial Corporation         100.00        133.21         196.46         239.17            242.29           201.28
S&P 500 Total Return            100.00         99.26         139.31         171.21            228.26           293.36
S&P 500 Total Return Index      100.00         99.26         139.31         171.21            228.26           293.36

----------

(1) The Peer Group Index includes the following companies: ACNB Corporation, Bryn Mawr Bank Corporation, CNB Financial Corporation, Codorus Valley Bancorp, Inc., Drovers Bancshares Corporation, First West Chester Corporation, Franklin Financial Services Corporation, Hanover Bancorp, Inc., Juniata Valley Financial Corp., Penseco Financial Services Corp., PennRock Financial Services Corporation and Pioneer American Holding Company. These companies were selected based on three criteria: total assets between $150 million and $650 million; market capitalization greater than $30 million; headquarters located in Pennsylvania.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except as set forth in the paragraphs immediately below, the Corporation and the Bank have not been involved in any material transactions since January 1, 1998, in which any director or executive officer of the Corporation or the Bank, any beneficial owner of more than 5 percent of the common stock of the Corporation or any associate of such persons had a material interest. Neither are any such transactions currently proposed. The Corporation and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank. Total loans outstanding from the Corporation and the Bank at December 31, 1998, to the Corporation's and the Bank's officers and directors as a group and to members of their immediately families and companies in which they had an ownership interest of 10 percent or more was $5,011,513 or approximately 22.49 percent of the total equity capital of the Bank. Such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1999, to the above described group was $4,425,457.

     The following table sets forth the name and relationship of each director who was indebted to the Bank in 1998 in an aggregate amount considered by the management of the Corporation and the Bank to be material, the nature or purpose of such indebtedness and the weighted average interest rate on such indebtedness:


   Name of Person or Entity             Largest Amount of               Nature of               Weighted Average
       and Relationship                Indebtedness in 1998           Indebtedness              Interest Charged
   ------------------------            --------------------           ------------              ----------------
David G. Heisey - Director             $55,959.00                   Land Development                  9.00%
Timber Villa Enterprises, Inc.         (Balance as of 2/28/99:      Loan Secured by Real
(Corporation became inactive in 1998)  $0.00)                       Estate

David G. Heisey - Director             $638,926.00                  Commercial Real                   8.50%
                                       (Balance as of 2/28/99:      Estate Loan and
                                       $632,234.00)                 Personal Line of Credit
                                                                    Secured by Real Estate

David G. Heisey - Director             $1,755,166.00                Land Development and              8.79%
Timber Villa, Inc.                     (Balance as of 2/28/99:      Construction Loan
                                       $1,239,286.00)               Secured by Real Estate

David G. Heisey - Director             $239,900.00                  Construction Loan and             9.00%
David G. Heisey, Inc.                  (Balance as of 2/28/99:      Commercial Line of
                                       $79,300.00)                  Credit Secured by Real Estate

     All of the loans to Mr. Heisey are current as to payments of principal and interest, and were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

     In addition, the law firm Morgan, Hallgren, Crosswell & Kane, P.C., of which Carl R. Hallgren is a greater than ten-percent shareholder and at which Mr. Hallgren is employed as an attorney, provides routine legal services to the Corporation and Bank at its customary fee schedule. The Corporation and the Bank intend to continue to hire this firm for legal services in the future.

                      EXECUTIVE OFFICERS OF THE CORPORATION

     The following table presents selected information about the executive officers of the Corporation, each of whom is elected annually by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. Shares are individually held unless otherwise noted. The footnotes to this table follow the section entitled "Principal Officers of the Bank."


                                                   Bank              Number of             Age as of
                                    Held         Employee          Shares Bene-            March 23,
Name and Position                   Since          Since         ficially Owned (1)           1999
-----------------                   -----        --------        ------------------        ---------
William E. Eby,                     1986           1958              16,380 (2)                62
  President and Chief
  Executive Officer
  (Retired December 31, 1998)

Mark D. Gainer,                     1986           1976               8,082 (2)                44
  Vice President
  (President/CEO starting
  January 1, 1999)

Michael A. Frey,                    1999           1998               2,700 (7)                34
  Vice President

Clement M. Hoober,                  1991           1988               3,760 (5)                43
  Chief Financial Officer
  and Treasurer                     1998

Charles R. Starr,                   1991           1970               3,335 (9)                52
  Insider Trading
  Compliance Officer

Donald H. Wolgemuth,                1986           (10)              45,129 (2)                63
  Chairman

Franklin R. Eichler,                1992           (10)              28,722                    66
  Vice Chairman

Carl R. Hallgren,                   1986            (4)              16,714 (2)                61
Secretary

                         EXECUTIVE OFFICERS OF THE BANK

     The following table presents selected information about the executive officers of the Bank, each of whom is elected annually by the Board of Directors and each of whom holds office at the discretion of the Board of Directors. Shares are individually held unless otherwise noted.


                                                                           Bank               Number of            Age as of
                                 Office and Position        Held         Employee           Shares Bene-           March 23,
            Name                    with the Bank           Since          Since         ficially Owned (1)          1999
            ----                    -------------           -----        -------         --------------              ----
William E. Eby               President and CEO               1984          1958              16,380 (2)               62
                             (Retired December 31, 1998)

Mark D. Gainer               Senior Vice President and COO   1982          1976               8,082 (2)               44
                             (President and CEO              1996
                             starting January 1, 1999)      (1999)

Dennis F. Fackler            Vice President & Cashier        1982          1963               1,762 (3)               53
                             (Credit Services Division
                             Manager)

Amos F. Lichty               Vice President,                 1982          1959               8,795 (6)               57
                             Operations Manager

Thomas C. Mayer              Vice President/Human            1988          1988               4,222 (8)               54
                             Resources;
                             Vice President/                 1998
                             Administrative
                             Services Manager

Clement M. Hoober            Senior Vice President and CFO,  1998          1988               3,760 (5)               43
                             Vice President and Controller   1988

Donald H. Wolgemuth          Chairman                        1979          (10)              45,129 (2)               63

Franklin R. Eichler          Vice Chairman                   1997          (10)              28,722                   66

Nancy H. Draude              Senior Vice                     1998          1998                  --                   41
                             President/Sales/
                             Marketing Manager
                             (Principal prior
                             business experience
                             during past 5 years:
                             Vice President/
                             Marketing, Bank of
                             Lancaster County, N.A.)

Michael A. Frey              Senior Vice President/          1998          1998               2,700(7)                34
                             Retail Banking
                             (COO starting 1/1/99)
                             (Principal prior business
                             experience during past
                             5 years: Regional Vice
                             President, CoreStates
                             Bank, N.A.)

----------
 (1) Rounded to the nearest whole share.

 (2) Details with respect to beneficial ownership of this individual found in footnotes to "Beneficial Ownership of Officers and Directors," above.

 (3) Includes 737 shares held jointly by Mr. Fackler and his spouse and an option to purchase 1,025 shares.

 (4) Mr. Hallgren is not an employee of the Bank.

 (5) Includes 105 shares held jointly by Mr. Hoober and his spouse and an option to purchase 3,235 shares.

 (6) Includes 4,536 shares held jointly by Mr. Lichty and his spouse and an option to purchase 1,025 shares.

 (7) Includes an option to purchase 2,500 shares.

 (8) Includes 3,197 shares held jointly by Mr. Mayer and his spouse and an option to purchase 1,025 shares.

 (9) Includes 2,310 shares held jointly by Mr. Starr and his spouse and an option to purchase 1,025 shares.

(10) Messrs. Wolgemuth and Eichler are not regular full-time employees of the Bank. However, they do receive a fee for their services as Chairman and Vice Chairman.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and shareholders owning in excess of 10 percent of the Corporation's outstanding equity stock to file initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Corporation with the Securities and Exchange Commission (the "SEC"). SEC regulations require that these reporting persons furnish the Corporation with copies of all Section 16(a) forms which they file. Based on a review of copies of such reports received by it, and on written statements of the reporting persons, the Corporation believes that all such Section 16(a) filing requirements were complied with in a timely fashion, except that Daniel
H. Raffensperger, Class B Director, filed one late report during 1998 for one transaction affecting his ownership of the Corporation's common stock. The failure to file the timely report was inadvertent.

                                LEGAL PROCEEDINGS

     In the opinion of the management of the Corporation and the Bank, there are no proceedings pending which involve the Corporation or the Bank, which, if determined adversely to the Corporation or the Bank, would have a material effect on their undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of the Corporation and the Bank. In addition, to management's knowledge, no government authorities have initiated, threatened to initiate, or contemplated any material legal actions against the Corporation or the Bank.

                              INDEPENDENT AUDITORS

     The Board of Directors has selected Trout, Ebersole & Groff, Certified Public Accountants, of Lancaster, Pennsylvania, as the Corporation's independent auditors for its 1999 fiscal year. The Corporation has been advised by Trout, Ebersole & Groff that none of its members has any financial interest in the Corporation. Trout, Ebersole & Groff served as the Corporation's independent public accountants for the 1998 fiscal year. A representative from Trout, Ebersole & Groff will not be present at the Annual Meeting of Shareholders.

                                 PROPOSAL NO. 2:
                            APPROVAL AND ADOPTION OF
                      UNION NATIONAL FINANCIAL CORPORATION
                  1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN

     On January 28, 1999, the Board of Directors adopted the Union National Financial Corporation 1999 Independent Directors Stock Option Plan and reserved 60,000 shares of common stock for issuance under the plan. The plan is subject to approval of the Corporation's shareholders at the Annual Meeting. The terms and effect of the plan are summarized below. This summary highlights selected information from the 1999 Independent Directors Stock Option Plan and may not contain all of the information that is important to an individual shareholder. To understand the plan fully, and for more complete descriptions of the terms of the plan, shareholders should carefully read the 1999 Independent Directors Stock Option Plan, attached as "Exhibit A."

     The purposes of the 1999 Independent Directors Stock Option Plan are as follows:

     o to advance the development, growth and financial condition of the Corporation and the Bank by providing additional incentives to non-employee members of the Board of Directors of the Corporation by encouraging them to acquire stock ownership in the Corporation;

     o to secure, retain and motivate non-employee directors of the Corporation;

     o to provide long-term incentive compensation through financial rewards dependent on future increases in the market value of the Corporation's stock; and

     o to align the interests of non-employee directors with those of shareholders.

Term

     The plan is effective as of January 28, 1999, subject to approval by the shareholders, and will continue in effect for 6 years, unless previously terminated by the Board. The maximum number of shares of common stock that may be issued under the plan is 60,000. However, the Corporation may adjust the number due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

Eligibility and Grants

     Persons eligible to receive awards under the plan will be those directors who are not employees of either the Corporation or its banking subsidiary. Currently, there are 10 non-employee directors who will be eligible under the plan, including William E. Eby, who retired from his position as President and Chief Executive Officer of the Corporation on December 31, 1998. The 4 nominees for Class C Director, who are the same individuals as the current Class C Directors, will all be eligible recipients under the plan if elected as directors.

     Each non-employee director will be granted options to purchase 1,000 shares of common stock at each annual organization meeting of the Board following the Corporation's Annual Meeting of Shareholders, with the first award to be made at the 1999 organization meeting. The purchase price of common stock subject to a stock option shall be the fair market value, as defined in the plan, at the time of grant. As of March 22, 1999, the fair market value of the Corporation's common stock was $20.56 per share, based on an average of the dealer "bid" and "ask" prices on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). The recipient may exercise these stock options at any time for 10 years after the date of grant. No option may be exercised after 10 years from the date of grant. Furthermore, as described in the plan, upon the execution of an agreement that would result in a change in control of the Corporation, any and all outstanding stock options under the plan will immediately become exercisable until the consummation of the events proposed in the agreement.

     If a director ceases to be a director of the Corporation for any reason, the remaining portion of a director's unexercised stock options terminate 1 year after the director's termination, subject to the 10 year limitation on exercisability. If a director dies prior to the expiration of the director's stock options, and without having fully exercised the stock options, and to the extent that the stock options are exercisable at the time of death, the director's legal representative or beneficiary shall have the right to exercise the stock options within 1 year after the director's death.

Transferability

     Except as otherwise provided by the Board of Directors, the committee administering the plan or by estate laws, the recipient may not transfer any stock options under this plan other than by will or the laws of descent and distribution.

Administration

     The Board of Directors or a committee composed of at least two members of the Board will have the ability to control and manage the operation and administration of the plan.

Amendment

     The Board of Directors may amend, suspend or terminate the plan at any time without shareholder approval, subject to the requirements under applicable securities and tax laws or regulations. However, any amendment of the plan may not materially or adversely affect any right of a director with respect to shares of common stock previously issued, without the director's consent.

Federal Income Tax Consequences of the Plan

     Options issued pursuant to the plan will not qualify as incentive stock options issued pursuant to a qualified plan within the meaning of Sections 421 and 422 of the Internal Revenue Code of 1986, as amended. Under the provisions of the Code as in effect on the date of this Proxy Statement, a director who receives a non-qualified option will not recognize taxable income on the grant of the option. However, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the director.

New Plan Benefits

     The following table shows the benefits that will accrue to eligible persons under the plan during 1999:

                              NEW PLAN BENEFITS (1)


     Name and Position                        Dollar Value ($)       Number of Units
     -----------------                        ----------------       ---------------
William E. Eby                                  $ 20,560.00               1,000
  Nominee for Class C Director (2)

Executive Group                                 $         0                 -0-

Non-Executive Director Group                    $205,600.00              10,000
  (10 persons)

Current Nominees for Class C Director
  (4 persons) (3)                               $ 82,240.00               4,000

Non-Executive Officer Employee Group            $         0                 -0-

----------
(1) The dollar value of the options will be the fair market value of the underlying securities on the date of grant. For purposes of this table, we have used the fair market value on March 22, 1999, of $20.56 per share, based on an average of the dealer "bid" and "ask" prices for the Corporation's common stock on the over-the-counter market, as reported by NASDAQ.

(2) If elected as Class C Director at the 1999 Annual Meeting, Mr. Eby will be an eligible recipient under the plan in 1999. Mr. Eby served as President and Chief Executive Officer of the Corporation until his retirement on December 31, 1998. Only non-employee directors are eligible recipients.

(3) The current nominees for Class C Director are the same individuals as the current Class C Directors. They are also included in the "Non-Executive Director Group". The nominees will be eligible recipients under the plan if they are elected as directors at the 1999 Annual Meeting.

Proposed Shareholders' Resolution

     The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

          "RESOLVED, that the Union National Financial Corporation 1999 Independent Directors Stock Option Plan, the text of which is provided in its entirety in the Proxy Statement for the 1999 Annual Meeting of Shareholders as "Exhibit A," is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation."

     The approval and adoption of the plan requires the affirmative vote of at least a majority of all votes cast by shareholders. Proxies solicited by the Board of Directors will be voted for the resolution unless shareholders specify to the contrary on their proxies.

     The Board of Directors recommends a vote FOR the resolution approving and adopting the Union National Financial Corporation 1999 Independent Directors Stock Option Plan.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1998, is enclosed with this Proxy Statement. A representative of the Corporation will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

     Any shareholder who, in accordance with the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 2000 Annual Meeting of Shareholders, must deliver such proposal in writing to the President of Union National Financial Corporation at its principal executive offices, 101 East Main Street, Mount Joy, Pennsylvania 17552, not later than Wednesday, December 1, 1999. Also, if the Corporation does not receive notice of a shareholder proposal by February 14, 2000, the proxy holders at the 2000 Annual Meeting may vote on the proposal at their discretion.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, the persons named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

     Any shareholder may obtain without charge a copy of the Corporation's report on Form 10-K for its fiscal year ended December 31, 1998, including the financial statements and schedules, required to be filed with the Securities and Exchange Commission, by submitting a written request to Clement M. Hoober, Chief Financial Officer, Union National Financial Corporation, P.O. Box 567, 101 East Main Street, Mount Joy, Pennsylvania 17552.

                                                                     "EXHIBIT A"


                      UNION NATIONAL FINANCIAL CORPORATION

                  1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN

     1. Purpose. The 1999 Independent Directors Stock Option Plan (the "Plan") is established to advance the development, growth and financial condition of Union National Financial Corporation (the "Corporation") and its subsidiaries, by providing an incentive, through participation in the appreciation of the capital stock of the Corporation, and thereby securing, retaining and motivating members of the Corporation's Board of Directors who are not officers or employees of the Corporation or any subsidiary thereof (the "non-employee directors").

     2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the Corporation's shareholders. Any and all options awarded under the Plan before it is approved by the Corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the sixth anniversary of the effective date of the Plan.

     3. Stock. The shares of the Corporation's common stock (the "Common Stock") issuable under the Plan shall not exceed 60,000 shares. The amount of Common Stock issuable under the Plan may be adjusted pursuant to Section 10 hereof. The Common Stock issuable hereunder may be either authorized and unissued shares of Common Stock, or authorized shares of Common Stock issued by the Corporation and subsequently reacquired by it as treasury stock, or shares purchased in open market transactions. Under no circumstances shall fractional shares be issued under the Plan. The Corporation's failure to obtain any governmental authority deemed necessary by the Corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance of Common Stock under the Plan shall relieve the Corporation of any duty or liability for the failure to grant stock options under the Plan and/or issue Common Stock under the Plan as to which such authority has not been obtained.

     4. Stock Options. Stock options shall be granted under the Plan to each non-employee director of the Corporation, annually, at the organization meeting of the Board held immediately following the Corporation's annual meeting of shareholders, with the first award of options to be made hereunder at such organization meeting held in calendar year 1999. Each non-employee director who is a member of the Board on the grant date shall be awarded stock options to purchase 1,000 shares of Common Stock (the "Stock Options") under the following terms and conditions:

          (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date of grant.

          (b) If a director, who has received an award pursuant to the Plan, ceases to be a member of the Board for any reason, then the director may exercise the Stock Option not more than twelve (12) months after such cessation. If a director, who has received an award pursuant to the Plan dies, the director's qualified personal representative, or any person who acquires a Stock Option pursuant to the director's Will or the laws of descent and distribution, may exercise such Stock Option during its remaining term for a period of not.

                                                                     "EXHIBIT A"


     more than twelve (12) months after the director's death to the extent that the Stock Option would then be and remains exercisable.

          (c) The purchase price of a share of Common Stock subject to a Stock Option shall be the fair market value of the Common Stock on the date of grant, as determined under Section 6 hereof.

          (d) The Stock Option shall be made by a written agreement in accordance with the terms of this Plan, and pursuant to additional terms as may be determined by the Committee (as such term is defined in Section 12 hereof) (the "Stock Option Agreement").

     5. Exercise. Except as otherwise provided in the Plan, a Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his designee, identifying the Stock Option being exercised, the number of shares of Common Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Common Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Common Stock, including Common Stock issuable hereunder, at its then current fair market value, or any combination of cash or Common Stock. Funds received by the Corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Common Stock subject to a Stock Option shall be reduced by the number of shares of Common Stock with respect to which the director has exercised rights under the related Stock Option Agreement.

     If the Corporation or its shareholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's shareholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all outstanding Stock Options shall immediately become exercisable until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if the agreement never had been executed. If during any period of two (2) consecutive years, the individuals, who at the beginning of such period, constituted the Board, cease for any reason to constitute at least a majority of the Board (unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all outstanding Stock Options shall immediately become exercisable. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any class of voting stock of the Corporation through the acquisition of, or an offer to acquire, such percentage of the Corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all outstanding Stock Options shall immediately become exercisable.

     6. Value. Where used in the Plan, the "fair market value" of Stock, or any options or rights with respect thereto, shall mean and be determined by (a) the average of the highest and lowest

                                                                     "EXHIBIT A"

reported sales prices thereof on the principal established domestic securities exchange on which listed, and if not listed, then (b) the average of the dealer "bid" and "ask" prices thereof on the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" and "ask" prices before and/or after such time in accordance with pertinent provisions of and principles under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     7. Continued Relationship. Nothing in the Plan or in any Stock Option shall confer upon any director any right to continue his relationship with the Corporation as a director, or limit or affect any rights, powers or privileges that the Corporation or its shareholders may have with respect to the director's relationship with the Corporation.

     8. General Restrictions. The Board may require, in its discretion, (a) the listing, registration or qualification of the Common Stock issuable pursuant to the Plan on any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an execution of an agreement by any director with respect to disposition of any Common Stock (including, without limitation, that at the time of the director's exercise of the Stock Option, any Common Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute the Common Stock). If the Board so requires, then Stock Options shall not be exercised, in whole or in part, unless such listing, registration, qualification, approval or agreement has been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a director shall not sell, transfer or otherwise dispose of any shares of Common Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted and, in any event, the transfer or disposition is made in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and as the same may be amended from time to time.

     9. Rights. Except as otherwise provided in the Plan, a director shall have no rights as a holder of the Common Stock subject to a Stock Option unless and until one or more certificates for the shares of Common Stock are issued and delivered to the director. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

     10. Adjustments. In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of Common Stock of the Corporation that was theretofore appropriated, or that thereafter may become subject to a Stock Option under the Plan, the number and kind of shares of Common Stock or other securities into which each outstanding share

                                                                     "EXHIBIT A"


of the Common Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each share shall be entitled, as the case may be. Each outstanding Stock Option shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

     If there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Corporation, or of any Common Stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the members of the Board shall, in their sole discretion, determine that the change equitably requires an adjustment in any Stock Option that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with the determination.

     The grant of a Stock Option pursuant to the Plan shall not affect, in any way, the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     Fractional shares resulting from any adjustment in a Stock Option pursuant to this Section 10 may be settled as a majority of the members of the Board or of the Committee, as the case may be, shall determine.

     To the extent that the foregoing adjustments relate to Common Stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board or of the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of a Stock Option that is so adjusted.

     11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if an option holder is engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his relationship with the Corporation or its affiliates, or has disclosed trade secrets of the Corporation or its affiliates, the option holder shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options for which the Corporation has not yet delivered certificates for shares of Common Stock, and all rights to receive Stock Options shall be automatically canceled.

     12. Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

     13. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to

                                                                     "EXHIBIT A"

Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of the Rule and the regulations promulgated thereunder or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of Section 15, below. Where used in this Plan, the plural shall include the singular, and, unless the context otherwise clearly requires, the singular shall include the plural and the masculine shall include the feminine. The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

     14. Transferability. Except as otherwise provided by the Board, Stock Options granted under the Plan are not transferable except as designated by the participant by will and the laws of descent and distribution.

     15. Amendment. The Plan may be amended, suspended or terminated, without notice, by a majority vote of the Board of the Corporation.

     16. Taxes. The issuance of shares of Common Stock under the Plan shall be subject to any and all applicable laws and regulations, including tax reporting and withholding laws and regulations, of the United States of America, and of state and local taxing authorities.
                                   ----------
                                      END
                                   ----------
                                       36

                      UNION NATIONAL FINANCIAL CORPORATION


                                      PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.



     The undersigned hereby constitutes and appoints Marilyn Geib and Erma Witmer and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Union National Financial Corporation (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, on Wednesday, April 28, 1999, at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement of the meeting, as follows:


1.       ELECTION OF CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR TERM

         o        William E. Eby
         o        William D. Linkous
         o        Benjamin W. Piersol, Jr.
         o        Donald H. Wolgemuth

         [   ]    FOR all nominees                   [   ]    WITHHOLD AUTHORITY
                  listed above (except                        to vote for all
                  as provided to the                          nominees listed
                  contrary below)*                            above

         *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
         NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
         BELOW:
         _______________________________________________________________________

         The Board of Directors recommends a vote FOR all nominees listed above.

2. APPROVAL AND ADOPTION OF THE UNION NATIONAL FINANCIAL CORPORATION 1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN.

         [    ]    FOR           [    ]    AGAINST            [    ]   ABSTAIN


         The Board of Directors recommends a vote FOR this proposal.


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.


     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.


                         Dated: ________________________________________ , 1999


                         ______________________________________________________


                         ______________________________________________________
                         Signature(s) of Shareholder(s)


Number of Shares Held of
Record on March 23, 1999:

_________________________


     THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE.

     WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

                   [Union National Community Bank Stationery]



                                 March 30, 1999

Dear Dividend Reinvestment and Stock Purchase Plan Participant:

     As a participant in the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan ("Plan"), you are entitled to instruct the Plan Administrator, Union National Community Bank, Trust Department, to vote the shares that are held on your behalf in the Plan at the 1999 Annual Meeting of Shareholders of the Corporation. To instruct the Plan Administrator as to how you would like these shares voted at the Annual Meeting, please complete the enclosed Voting Instruction Card/Proxy. At the Annual Meeting, in accordance with the Plan, the Plan Administrator will vote the shares held in the Plan for which participants have executed and returned a Voting Instruction Card/Proxy.

     Enclosed is a copy of the Corporation's Notice of Annual Meeting and Proxy Statement in connection with the 1999 Annual Meeting of Shareholders and a copy of the Corporation's 1998 Annual Report. Also enclosed is a Voting Instruction Card/Proxy which should be completed and returned to the Plan Administrator in the enclosed envelope.

     If you have any questions, please contact the undersigned.

                                            Sincerely,


                                            Charles R. Starr
                                            Vice President

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                          VOTING INSTRUCTION CARD/PROXY

                      UNION NATIONAL FINANCIAL CORPORATION

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1999


                        ---------------------------------


     The undersigned hereby constitutes and appoints Charles R. Starr, Union National Community Bank, Plan Administrator for the Union National Financial Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan"), proxy of the undersigned, with full power of substitution, to vote all of the shares of Union National Financial Corporation (the "Corporation") that the Plan holds on behalf of the undersigned and may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at The Gathering Place, 6 Pine Street, Mount Joy, Pennsylvania 17552, on Wednesday, April 28, 1999, at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement of the meeting, as follows:


1.       ELECTION OF CLASS C DIRECTORS TO SERVE FOR A THREE-YEAR TERM

         o        William E. Eby
         o        William D. Linkous
         o        Benjamin W. Piersol, Jr.
         o        Donald H. Wolgemuth

         [   ]    FOR all nominees                   [   ]    WITHHOLD AUTHORITY
                  listed above (except                        to vote for all
                  as provided to the                          nominees listed
                  contrary below)*                            above

         *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED
         BELOW:

         _______________________________________________________________________
         The Board of Directors recommends a vote FOR all nominees listed above.

2. APPROVAL AND ADOPTION OF THE UNION NATIONAL FINANCIAL CORPORATION 1999 INDEPENDENT DIRECTORS STOCK OPTION PLAN.

         [    ]    FOR            [    ]    AGAINST            [    ]   ABSTAIN


         The Board of Directors recommends a vote FOR this proposal.


3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement of the meeting.


     THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN PARTICIPANT. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL NO. 2.

                               Dated: _________________________________ , 1999


                               _______________________________________________


                               _______________________________________________
                               Signature(s) of Shareholder(s)
                               Dividend Reinvestment and Stock Purchase
                               Plan Participant

Number of Shares Held of
Record on March 23, 1999:

_________________________


     THE VOTING INSTRUCTIONS REQUEST PERTAINS TO SHARES OF COMMON STOCK HELD IN YOUR DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SHARES OF COMMON STOCK CAN BE VOTED ONLY BY THE PLAN ADMINISTRATOR AS THE HOLDER OF RECORD OF THE SHARES.

     PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTION CARD/PROXY TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.